UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2015 (May 15, 2015)

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-195292	46-1140492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Courtyard by Marriott Located in Durham, North Carolina

On May 15, 2015, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”), through LVP CY Durham LLC (“LVP CY Durham”), a subsidiary of Lightstone Value Plus REIT III LP, the Company’s operating partnership, entered into an Assignment and Assumption of Purchase and Sale Agreement (the “Assignment”) with Lightstone Acquisitions V LLC (the “Assignor”), an affiliate of the Company’s sponsor, the Lightstone Group.  Under the terms of the Assignment, LVP CY Durham was assigned the rights and assumed the obligations of the Assignor with respect to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated March 12, 2015, as amended, made between the Assignor as the purchaser and AWH-BP Durham Hotel, LLC (the “Seller”) as the seller, as amended, whereby the Assignor contracted to purchase a 146-room select service hotel located in Durham, North Carolina, which operates as a Courtyard by Marriott (the “Hotel”) pursuant to an existing franchise agreement with Marriott International, Inc. (“Marriott”).

See Item 2.01 “Completion of Acquisition or Disposition of Assets” for additional information.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 15, 2015, the Company, through LVP CY Durham, completed the acquisition of the Hotel from the Seller, an unrelated third party, for approximately $16.0 million, excluding closing costs. The acquisition was funded with approximately $4.0 million of proceeds from the Company’s ongoing initial public offering and approximately $12.0 million of proceeds from a $13.0 million Revolving Promissory Note (the “Durham Promissory Note”) from the operating partnership of Lightstone Value Plus Real Estate Investment Trust II, Inc. (“Lightstone II”), a real estate investment trust also sponsored by the Company’s sponsor. In connection with the acquisition, the Company’s advisor received an acquisition fee equal to 1.0% of the purchase price of $16.0 million, or approximately $160,000.

The Durham Promissory Note was entered into on May 15, 2015, has a term of one year, bears interest at a floating rate of three-month Libor plus 6.0% and requires quarterly interest payments through its stated maturity, with the entire unpaid balance due upon maturity. The Company paid an origination fee of $130,000 to Lightstone II in connection with the Durham Promissory Note and pledged its ownership interest in LVP CY Durham as collateral for the Durham Promissory Note.

The Company has established a taxable REIT subsidiary, LVP CY Durham Holding Corp (“LVP CY Durham TRS”), which has entered into an operating lease agreement for the Hotel.  LVP CY Durham TRS also entered into a management agreement with an unrelated third party for the management of the Hotel commencing on May 15, 2015 and a franchise agreement (the “Franchise Agreement”) with Marriott, pursuant to which the Hotel will continue to operate as a “Courtyard by Marriott,” commencing on May 15, 2015 through December 16, 2028.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion contained with respect to the Durham Promissory Note in Item 2.01 “Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Financial Information.

The financial statements required by this item are not being filed herewith.  To the extent financial statements are required by this item, such financial statements will be filed with the Securities and Exchange Commission by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: May 21, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

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